UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2015

Axovant Sciences Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-37418	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

14 Par-La-Ville Road Hamilton HM 08, Bermuda	Not Applicable
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  +1 (441) 295-5950

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 28, 2015, Axovant Sciences Ltd, (the “Company”) exercised its option, pursuant to an Option and Waiver Agreement between the Company and its parent company, Roivant Sciences Ltd. (“Roivant”), dated May 8, 2015 (“Option Agreement”), to acquire from Roivant the global rights to nelotanserin, a novel inverse agonist of the 5HT2A receptor, and related compounds. Upon exercise of the option, the Company has assumed all of Roivant’s rights and obligations under a development, marketing and supply agreement between Roivant and Arena Pharmaceuticals GmbH (“Arena”), dated May 8, 2015 (the “Arena Agreement”).

Pursuant to the Option Agreement, in connection with this exercise, the Company will reimburse Roivant approximately $4.8 million, which is 110% of (i) payments previously made by Roivant to Arena, and (ii) costs incurred by Roivant to date in connection with the development and commercialization of nelotanserin under the Arena Agreement.

Under the terms of the Arena Agreement, the Company has the exclusive right and responsibility to conduct the preclinical and clinical development of products containing nelotanserin or related compounds (collectively, the “Products”) at the Company’s expense. The Company also has the exclusive right to distribute, market and commercialize the Products. Arena will be responsible for supplying to the Company, and the Company has an obligation to exclusively purchase from Arena, all of the Company’s requirements of Products at a price equal to the greater of (a) an agreed minimum purchase price or (b) an agreed percentage of the Company’s net sales of such Product. The Company will be responsible for future contingent payments under the Arena Agreement, including an aggregate of up to $4.0 million upon the achievement of specified development milestones, up to $37.5 million upon the achievement of specified regulatory milestones and up to $60.0 million upon the achievement of specified commercial milestones.

The Arena Agreement will remain in effect until terminated: (1) by the parties’ mutual agreement; (2) for any reason by Axovant upon 90 days’ written notice to Arena; (3) by either party upon written notice for the other party’s material breach or insolvency event if such party fails to cure such breach or the insolvency event is not dismissed within the specified cure period.; or (4) by Arena if Axovant or its affiliates participate in a challenge to certain Arena patents.

The foregoing description of the Arena Agreement is only a summary and is qualified in its entirety by reference to the Arena Agreement, which will be filed with the Securities and Exchange Commission as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending December 31, 2015. The Option Agreement was filed with the Securities and Exchange Commission as Exhibit 10.9 to Amendment No. 1 to the Company’s Registration on Form S-1 (Registration No. 333-204073) on May 22, 2015.

Item 2.02 Results of Operations and Financial Condition.

On November 2, 2015, the Company issued a press release announcing its financial results for three and six months ended September 30, 2015. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 2.02, and Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1
Press Release, dated November 2, 2015, “Axovant Announces Expansion of Dementia Drug Development Pipeline and Reports Financial Results for the Second Fiscal Quarter and Six Months Ended September 30, 2015 ”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axovant Sciences Ltd.

Date: November 2, 2015	By:		/s/ Gregory Weinhoff
		Name:	Gregory Weinhoff
		Title:	Principal Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated November 2, 2015, “Axovant Announces Expansion of Dementia Drug Development Pipeline and Reports Financial Results for the Second Fiscal Quarter of 2015”